                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant                                       [X]
Filed by a Party other than the Registrant                    [ ]

Check the appropriate box:


[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12


                                 PMR CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

[X]     No fee required.
[ ]     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1. Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
        2. Aggregate number of securities to which transaction applies:

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        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

        4. Proposed maximum aggregate value of transaction:

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        5. Total fee paid:

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[ ]     Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        1. Amount Previously Paid:

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        2. Form, Schedule or Registration Statement No.:

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        4. Date Filed:

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




                                 PMR CORPORATION
                        501 WASHINGTON STREET, 5TH FLOOR
                           SAN DIEGO, CALIFORNIA 92103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 24, 1998

TO THE STOCKHOLDERS OF PMR CORPORATION:

           NOTICE IS HEREBY GIVEN that the 1998 Annual Meeting of Stockholders of PMR Corporation, a Delaware corporation ("PMR"), will be held on Tuesday, November 24, 1998 at 10:00 o'clock a.m., local time, at PMR's offices at 501 Washington Street, 5th Floor, San Diego, California, for the following purposes:

        1. To elect two directors to hold office until the 2001 Annual Meeting of Stockholders.

        2. To approve the amendment of PMR's Restated Certificate of Incorporation to change PMR's name to "Bragen Health Solutions, Inc."

        3. To approve PMR's 1997 Equity Incentive Plan, as amended, to increase to aggregate number of shares of Common Stock authorized for issuance under the plan by 1,000,000 shares and to extend the term of the plan until October 6, 2008.

        4. To ratify the selection of Ernst & Young LLP as independent auditors of PMR for its fiscal year ending April 30, 1999.

        5. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on October 9, 1998, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting or any adjournment or postponement thereof.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Allen Tepper
                                            ------------------------------------
                                            Allen Tepper
                                            Chairman of the Board and Chief
                                            Executive Officer

San Diego, California
October 23, 1998


ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                 PMR CORPORATION
                        501 WASHINGTON STREET, 5TH FLOOR
                           SAN DIEGO, CALIFORNIA 92103

                                 PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS

                                NOVEMBER 24, 1998

                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL


           The enclosed proxy is solicited on behalf of the Board of Directors of PMR Corporation, a Delaware corporation ("PMR" or the "Company"), for use at the Annual Meeting of Stockholders to be held on November 24, 1998, at 10:00 a.m., local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Company's offices at 501 Washington Street, 5th Floor, San Diego, California 92103. The Company intends to mail this proxy statement and accompanying proxy card on or about October 23, 1998, to all stockholders entitled to vote at the Annual Meeting.


SOLICITATION

           The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

           Only holders of record of Common Stock at the close of business on October 9, 1998 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on October 9, 1998 the Company had outstanding and entitled to vote 6,973,535 shares of Common Stock. Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

           All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but, except for Proposal 2, are not counted for any purpose in determining whether a matter has been approved. With respect to Proposal 2, abstentions and broker non-votes will have the same effect as negative votes.

REVOCABILITY OF PROXIES

           Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office at 501 Washington Street, 5th Floor, San Diego, California, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.



                                       2.

STOCKHOLDER PROPOSALS

           Proposals of stockholders that are intended to be presented at the Company's 1999 Annual Meeting of Stockholders must be received by the Company not later than June 15, 1999 in order to be included in the proxy statement and proxy relating to that Annual Meeting. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 1999 Annual Meeting of Stockholders notifies the Company of such matter prior to August 30, 1999, management of the Company will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.



                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

           PMR's Restated Certificate of Incorporation (the "Restated Certificate") and PMR's Bylaws provide that the Board of Directors shall be divided into three classes, each class consisting, as nearly as possible, of one-third of the total number of directors, with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the Board) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

           The Board is presently composed of six members. There are two directors in the class whose term of office expires in 1998. Each of the nominees for election to this class is currently a director of PMR who was previously elected by the stockholders. If elected at the Annual Meeting, each of the nominees would serve until the 2001 annual meeting and until his or her successor is elected and has qualified, or until such director's earlier death, resignation or removal.

           Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

           Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL MEETING

SUSAN D. ERSKINE

           Ms. Erskine, 46, was a co-founder of PMR in May 1988 and has been Executive Vice President, Secretary and a director of PMR since October 31, 1989. Ms. Erskine previously served in several operational and marketing management positions with acute care hospitals and health care management organizations. She holds a Master's degree in Health Science and completed post graduate work at Stanford University in Education and Psychology. She has extensive experience in program development, marketing and management of psychiatric programs, both inpatient and outpatient.

RICHARD A. NIGLIO

           Mr. Niglio, 56, has been a director of PMR since 1992. In August 1998, Mr. Niglio was appointed as Chairman and Chief Executive Officer of Equities Enterprises, Inc. From 1987 until May 1998, Mr. Niglio was Chief Executive Officer and Director of Children's Discovery Centers of America, Inc. From 1982 until March 1987, he was President, Chief Executive Officer and a director of Victoria Station Incorporated, a restaurant chain



                                       3.

based in Larkspur, California. Prior to that time, he held various executive positions with several major publicly held companies such as Kentucky Fried Chicken and International Multi-Foods.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                         IN FAVOR OF EACH NAMED NOMINEE



DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 PMR ANNUAL MEETING

ALLEN TEPPER

           Mr. Tepper, 51, was a co-founder of PMR in May 1988 and has served as Chairman and Chief Executive Officer of PMR since October 31, 1989, and previously served as President from October 1989 to April 1997. Mr. Tepper was a co-founder of Consolidated Medical Corp. in 1979, which was engaged in out-patient clinic management for acute care hospitals in the Philadelphia area. The company was sold to the Berwind Corporation in 1984 and Mr. Tepper remained with the company until December 1986 as Senior Vice President. Mr. Tepper holds a Masters of Business Administration degree from Northwestern University and a Bachelors degree from Temple University.

CHARLES C. MCGETTIGAN

           Mr. McGettigan, 53, has been a director of PMR since 1992. Mr. McGettigan was a co-founder in November 1988 and remains a Managing Director of McGettigan, Wick & Co., Inc., an investment banking firm. He is a general partner of Proactive Investment Managers, L.P., a limited partnership which, through its holdings, is a principal stockholder of PMR. See "Security Ownership of Certain Beneficial Owners and Management." Mr. McGettigan has previously served as an investment banker with Blyth Eastman Dillon & Co. (1970-1980); Dillon, Read & Co., Inc. (1980-1982); Woodman, Kirkpatrick & Gilbreath (1983-1984); and Hambrecht & Quist (1984-1988). Mr. McGettigan serves on the Boards of Directors of Cuisine Solutions, Inc., Modtech, Inc., Onsite Energy, Sonex Research, Tanknology -- NDE, and Wray-Tech Instruments.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

DANIEL L. FRANK


           Mr. Frank, 42, has served as a director of PMR since 1992 and has been President of the Disease Management Division of PMR since April 1, 1998. Previously, Mr. Frank was with Coram Healthcare from 1996 until the sale of its Lithotripsy Business in 1997, where he served as President, Lithotripsy Division, and had overall responsibility for business development, sales and marketing of the company. From 1993 to 1996 Mr. Frank was Chief Executive Officer of Western Medical Center-Anaheim and Santa Ana, a provider of acute and long-term health care. From 1991 to 1993 he was the President of Summit Ambulatory Network and was responsible for developing integrated delivery systems including physicians, hospitals and free-standing health care related services.


EUGENE D. HILL, III

           Mr. Hill, 46, has served as a director of PMR since 1995. Mr. Hill has been with Accel Partners, a venture capital firm, since 1994 and has been a General Partner of the firm since 1995, where he focuses on healthcare service investments. Prior to that time, he was President of Behavioral Health at United Healthcare Corporation from 1992 to 1994. From 1988 to 1992, he served as President and CEO of U.S. Behavioral Health , a managed behavioral healthcare company he built from a start-up to a national enterprise. Previously Mr. Hill was the President and Chairman of Sierra Health and Life Insurance Company. Prior to Sierra, he served as the Administrator of the Southern Nevada Memorial Hospital and the Boston City Hospital. He has been a managed healthcare consultant and venture capital advisor, and serves on the Boards of Directors of Paidos Health Management, ForHealth US Pathology Labs, Presidium, Hospitalists, Inc., Navix Radiology Systems, Abaton.com and Delos Womenshealth. He is a graduate of Middlebury College, received his M.B.A. in health care



                                       4.

administration from Boston University and has completed Harvard University's Executive Program in Health Systems Management.

BOARD COMMITTEES AND MEETINGS

           During the fiscal year ended April 30, 1998 the Board of Directors held six meetings. The Board has an Audit Committee and a Compensation Committee.

           The Audit Committee has primary responsibility to review accounting procedures and methods employed in connection with audit programs and related management policies. Its duties include (1) selecting the independent auditors for PMR, (2) reviewing the scope of the audit to be conducted by them, (3) meeting with the independent auditors concerning the results of their audit, and
(4) overseeing the scope and accuracy of PMR's system of internal accounting controls. The Audit Committee is the principal liaison between the Board of Directors and the independent auditors for PMR. The members of the Audit Committee during fiscal 1998 were Messrs. Daniel L. Frank and Charles C. McGettigan (Chairman). In August 1998, Mr. Frank resigned from the Audit Committee and Eugene D. Hill, III joined the Audit Committee. The Audit Committee conducted one (1) meeting during fiscal 1998.

           The Compensation Committee is responsible for continually reviewing PMR's compensation and benefit programs and making recommendations regarding these programs to the Board from time to time. The Committee consists of Messrs. Richard A. Niglio (Chairman) and Eugene D. Hill, III. The Compensation Committee conducted one (1) meeting during fiscal 1998.

           During the fiscal year ended April 30, 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he or she served, held during the period for which he was a director or committee member, respectively.



                                   PROPOSAL 2

                  APPROVAL OF AMENDMENT OF RESTATED CERTIFICATE
              TO CHANGE PMR NAME TO "BRAGEN HEALTH SOLUTIONS, INC."

           The Company and the Board of Directors have determined that the Company should change its name consistent with the Company's long term goals. The Board of Directors has adopted, subject to stockholder approval, an amendment to the Restated Certificate to change PMR's corporate name to "Bragen Health Solutions, Inc." "Bragen" is the Germanic derivation for "the brain" and symbolizes the Company's objective of expanding its focus to the treatment and management of all disorders of the brain.

           The affirmative vote of the holders of a majority of the outstanding shares of PMR Common Stock entitled to vote will be required to approve this amendment to the Restated Certificate. As a result, abstentions and broker non-votes will have the same effect as negative votes.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                             IN FAVOR OF PROPOSAL 2



                                       5.

                                   PROPOSAL 3

                 AMENDMENT TO THE 1997 EQUITY INCENTIVE PLAN TO
                         INCREASE SHARES AND EXTEND TERM

           PMR's 1997 Equity Incentive Plan (the "Incentive Plan") was originally adopted by the Board of Directors in February 1990 and approved by the PMR stockholders in August 1990. As a result of a series of amendments, as of October 1, 1998, there were 2,000,000 shares reserved for issuance under the Incentive Plan. For your reference, a copy of the Incentive Plan as proposed to be amended is attached as Appendix A.

           At October 1, 1998, options (net of cancelled or expired options) covering an aggregate of 1,699,519 shares had been granted under the Incentive Plan and 300,481 shares (plus any shares that might in the future be returned to the Incentive Plan as a result of cancellations or expiration of options) remained available for future grant under the Plan. On October 6, 1998, the Board approved an amendment to the Incentive Plan, subject to PMR stockholder approval, to increase the number of shares authorized for issuance under the Incentive Plan from 2,000,000 shares to 3,000,000 shares and to extend the term of the Incentive Plan until October 6, 2008. This amendment is intended to afford PMR greater flexibility in providing employees with stock incentives and to ensure that PMR can continue to provide such incentives at levels determined appropriate by the Board.

           PMR stockholders are requested in this Proposal 3 to approve the Incentive Plan, as amended. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Incentive Plan, as amended. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the PMR stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 3

           The essential features of the Incentive Plan, as amended, are outlined below:

GENERAL

           The Incentive Plan provides for the grant of incentive stock options, nonstatutory stock options, stock bonuses and restricted stock purchase awards (collectively "Stock Awards"). Incentive stock options granted under the Incentive Plan are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonstatutory stock options granted under the Incentive Plan are intended not to qualify as incentive stock options under the Code. See "Federal Income Tax Information" for a discussion of the tax treatment of incentive and nonstatutory stock options.

PURPOSE

           The Incentive Plan provides a means by which selected employees and directors of and consultants to PMR and its affiliates could be given an opportunity to purchase stock in PMR, to assist in retaining the services of employees holding key positions, to secure and retain the services of persons capable of filling such positions and to provide incentives for such persons to exert maximum efforts for the success of PMR. Approximately 391 of PMR's approximately 843 employees, directors and consultants are eligible to participate in the Incentive Plan.

ADMINISTRATION

           The Incentive Plan is administered by the Board of Directors. The Board has the power to construe and interpret the Incentive Plan and, subject to the provisions of the Incentive Plan, to determine the persons to whom and the dates on which Stock Awards will be granted, the number of shares to be subject to the Stock Award, the time or times during the term of each Stock Award within which all or a portion of such Stock Award may be exercised, the exercise price, the type of consideration and other terms of the Stock Award. The Board is authorized



                                       6.

to delegate administration of the Incentive Plan to a committee of one or more members of the Board. In the discretion of the Board, a committee may consist solely of two or more outside directors in accordance with Section 162(m) of the Code, or solely of two or more non-employee directors. The Board has delegated administration of the Incentive Plan to the Compensation Committee of the Board (the "PMR Compensation Committee"). As used herein with respect to the Incentive Plan, the "Board" refers to the Board's Compensation Committee as well as to the Board of Directors itself.

ELIGIBILITY

           Incentive stock options may be granted under the Incentive Plan only to employees (including officers and employee-directors) of PMR and its affiliates. Employees (including officers), directors and consultants are eligible to receive Stock Awards other than incentive stock options.

           No incentive stock option may be granted to any person who, at the time of the grant, owns (or is deemed to own) stock possessing more than 10% of the total combined voting power of PMR or any of its affiliates, unless the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and the term of the option does not exceed five years from the date of grant. To the extent an optionee would have the right in any calendar year to exercise for the first time one or more incentive stock options for shares having an aggregate fair market value (under all plans of PMR and its affiliates and determined for each share as of the date the option to purchase the shares was granted ) in excess of $100,000, any such excess options will be treated as nonstatutory stock options. No person may be granted options covering more than 400,000 shares of PMR Common Stock per calendar year.

STOCK SUBJECT TO THE INCENTIVE PLAN

           If any Stock Award granted under the Incentive Plan expires or otherwise terminates in whole or in part without having been exercised in full (or vested in the case of restricted stock), the PMR Common Stock not purchased under such Stock Award will revert to and again become available for issuance under the Incentive Plan.

TERMS OF OPTIONS

           The following is a description of the permissible terms of options under the Incentive Plan. Individual option grants may be more restrictive as to any or all of the permissible terms described below.

           EXERCISE PRICE; PAYMENT. The exercise price for an incentive stock option cannot be less than 100% of the fair market value of the PMR Common Stock on the date of the option grant (110% for holders deemed to own more than 10% of the outstanding voting power of PMR) and the exercise price for a nonstatutory stock option cannot be less than 85% of the fair market value of the PMR Common Stock on the date of option grant. On October 8, 1998, the closing price of PMR's Common Stock as reported on the Nasdaq National Market was $6.688 per share.

           The Board of Directors has the authority, with the consent of affected holders, to reprice outstanding options and to offer optionees the opportunity to replace outstanding options with new options for the same or a different number of shares. To the extent required by Section 162(m) of the Code, an option repriced under the Incentive Plan is deemed to be canceled and a new option granted. Both the option deemed to be canceled and the new option deemed to be granted will be counted against the 400,000 share limitation.

           The exercise price of options granted under the Incentive Plan must be paid either: (a) in cash at the time the option is exercised; or (b) at the discretion of the Board, (i) by delivery of other PMR Common Stock, or (ii) pursuant to a deferred payment or other arrangement, or (c) in any other form of legal consideration acceptable to the Board.

           EXERCISE/VESTING. Options granted under the Incentive Plan may become exercisable in cumulative increments ("vest") as determined by the Board. Shares of stock covered by currently outstanding options under the Incentive Plan typically vest at the rate of 20% per year during the optionee's employment or services as a director or consultant. Shares covered by options granted in the future under the Incentive Plan may be subject to different



                                       7.

vesting terms. The Board has the power to accelerate the time during which an option may be exercised. In addition, options granted under the Incentive Plan may permit exercise prior to vesting, but any unvested shares so purchased shall be subject to a repurchase right in favor of PMR or to any other restriction the Board determines to be appropriate. To the extent provided by the terms of an option, an optionee may satisfy any federal, state or local tax withholding obligation relating to the exercise of such option by a cash payment upon exercise, by authorizing PMR to withhold a portion of the stock otherwise issuable to the optionee, by delivering already-owned and unencumbered stock of PMR or by a combination of these means.

           TERM. The maximum term of options under the Incentive Plan is 10 years. An optionee whose relationship with PMR or any related corporation ceases for any reason (other than by death or permanent and total disability) may exercise options in the period specified by the Board following such cessation. Options may be exercised for up to twelve months after an optionee's relationship with PMR and its affiliates ceases due to disability, and up to twelve months following an optionee's death (unless such options expire sooner or later by their terms).

           RESTRICTIONS ON TRANSFER. No stock option may be transferred by the optionee other than by will or the laws of descent or distribution, provided that the Board may grant a nonstatutory stock option that is transferable, and provided further that an optionee may designate a beneficiary who may exercise the option following the optionee's death. In addition, shares subject to repurchase by PMR under an early exercise stock purchase agreement may be subject to restrictions on transfer which the Board deems appropriate.

TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK

           PAYMENT. The purchase price under a restricted stock purchase agreement shall be such amount as the Board of Directors shall determine and designate in such agreement, however, stock bonuses may be awarded in consideration of past services actually rendered without a purchase payment. In no event shall the purchase price of such restricted stock purchase agreement be less than eighty-five percent (85%) of the stock's fair market value on the date said award is made.

           The purchase price of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan must be paid either (a) in cash at the time of purchase; or (b) at the discretion of the Board, according to a deferred payment or other arrangement or (c) in any other form of legal consideration acceptable to the Board. The Board may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to PMR or for its benefit.

           VESTING. Shares of stock sold or awarded under the Incentive Plan may, but need not be, subject to a repurchase option in favor of PMR in accordance with a vesting schedule as determined by the Board. The Board has the power to accelerate the vesting of stock acquired pursuant to a restricted stock purchase agreement under the Incentive Plan.

           RESTRICTIONS ON TRANSFER. Rights under a stock bonus or restricted stock bonus agreement may not be transferred except where such assignment is required by law or expressly authorized by the terms of the applicable stock bonus or restricted stock purchase agreement.

ADJUSTMENT PROVISIONS

           If there is any change in the stock subject to the Incentive Plan or subject to any Stock Award granted under the Incentive Plan (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or otherwise), the Incentive Plan and Stock Awards outstanding thereunder will be appropriately adjusted as to the type of security and the maximum number of shares subject to such plan and the type of security, number of shares and price per share of stock subject to such outstanding Stock Awards.



                                       8.

EFFECT OF CERTAIN CORPORATE EVENTS

           The Incentive Plan provides that, in the event of a dissolution, liquidation or sale of substantially all of the assets of PMR, or of a specified type of merger or other corporate reorganization to the extent permitted by law, any surviving corporation will be required to either assume Stock Awards outstanding under the Incentive Plan or substitute similar Stock Awards for those outstanding under such plan, or such outstanding Stock Awards will continue in full force and effect. In the event that any surviving corporation declines to assume or continue Stock Awards outstanding under the Incentive Plan, or to substitute similar options, then the time during which such Stock Awards may be exercised may be accelerated and the Stock Awards terminated if not exercised during such time. The acceleration of a Stock Award in the event of an acquisition or similar corporate event may be viewed as an antitakeover provision, which may have the effect of discouraging a proposal to acquire or otherwise obtain control of PMR.

DURATION, AMENDMENT AND TERMINATION

           The Board of Directors may suspend or terminate the Incentive Plan without stockholder approval or ratification at any time or from time to time. Subject to stockholder approval of this Proposal 3, the Incentive Plan will terminate October 6, 2008 unless sooner terminated by the Board.

           The Board may also amend the Incentive Plan at any time or from time to time. The Board may amend the terms of any already granted option at any time or from time to time (subject to the consent of the holder). However, no amendment will be effective unless approved by the stockholders of PMR to the extent stockholder approval is necessary for the Incentive Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any Nasdaq or securities exchange listing requirements. The Board may submit any other amendment to the Incentive Plan for stockholder approval, including, but not limited to, amendments intended to satisfy the requirements of Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limitation on the deductibility of compensation paid to certain employees.

FEDERAL INCOME TAX INFORMATION

           INCENTIVE STOCK OPTIONS. Incentive stock options under the Incentive Plan are intended to be eligible for the favorable federal income tax treatment accorded "incentive stock options" under the Code.

           There generally are no federal income tax consequences to the optionee or PMR by reason of the grant or exercise of an incentive stock option. However, the exercise of an incentive stock option may increase the optionee's alternative minimum tax liability, if any.

           If an optionee holds stock acquired through exercise of an incentive stock option for at least two years from the date on which the option is granted and at least one year from the date on which the shares are transferred to the optionee upon exercise of the option, any gain or loss on a disposition of such stock will be a long-term capital gain or loss. Generally, if the optionee disposes of the stock before the expiration of either of these holding periods (a "disqualifying disposition"), at the time of disposition, the optionee will realize taxable ordinary income equal to the lesser of (a) the excess of the stock's fair market value on the date of exercise over the exercise price, or
(b) the optionee's actual gain, if any, on the purchase and sale. The optionee's additional gain, or any loss, upon the disqualifying disposition will be a capital gain or loss, which will be long-term or short-term depending on how long the optionee holds the stock. Capital gains are generally subject to lower tax rates than ordinary income. Slightly different rules may apply to optionees who are subject to Section 16 of the Exchange Act or who acquire stock subject to certain repurchase options.

           To the extent the optionee recognizes ordinary income by reason of a disqualifying disposition, PMR will generally be entitled (subject to the requirement of reasonableness, Section 162(m) of the Code and the satisfaction of a tax reporting obligation) to a corresponding business expense deduction in the tax year in which the disqualifying disposition occurs.



                                       9.

           NONSTATUTORY STOCK OPTIONS. Nonstatutory stock options granted under the Incentive Plan generally have the following federal income tax consequences:

           There are no tax consequences to the optionee or PMR by reason of the grant of a nonstatutory stock option. Upon exercise of a nonstatutory stock option, the optionee normally will recognize taxable ordinary income equal to the excess of the stock's fair market value on the date of exercise over the option exercise price. Generally, with respect to employees, PMR is required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Subject to the requirement of reasonableness,
Section 162(m) of the Code and the satisfaction of a reporting obligation, PMR will generally be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon exercise of the option. Such gain or loss will be long-term or short-term depending on how long the optionee holds the stock. Slightly different rules may apply to optionees who are subject to
Section 16(b) of the Exchange Act or who acquire stock subject to certain repurchase rights.

           RESTRICTED STOCK PURCHASE AWARDS AND STOCK BONUSES. Restricted stock purchase awards and stock bonuses granted under the Incentive Plan generally have the following federal income tax consequences:

           Upon acquisition of the stock, the recipient normally will recognize taxable ordinary income equal to the excess of the stock's fair market value over the purchase price, if any. However, to the extent the stock is subject to certain types of vesting restrictions, the taxable event will be delayed until the vesting restrictions lapse unless the recipient elects to be taxed on receipt of the stock. With respect to employees, PMR is generally required to withhold from regular wages or supplemental wage payments an amount based on the ordinary income recognized. Generally, PMR will be entitled to a business expense deduction equal to the taxable ordinary income realized by the optionee. Upon disposition of the stock, the optionee will recognize a capital gain or loss equal to the difference between the selling price and the sum of the amount paid for such stock plus any amount recognized as ordinary income upon acquisition (or vesting) of the stock. Such gain or loss will be long-term or short-term depending on how long the stock was held. Slightly different rules may apply to optionees who acquire stock subject to certain repurchase options or who are subject to Section 16(b) of the Exchange Act.

           POTENTIAL LIMITATION ON COMPANY DEDUCTIONS. Section 162(m) of the Code denies a deduction to any publicly held corporation for compensation paid to certain employees in a taxable year to the extent that compensation exceeds $1 million for a covered employee. It is possible that compensation attributable to awards granted in the future under the Incentive Plan, when combined with all other types of compensation received by a covered employee from PMR, may cause this limitation to be exceeded in any particular year.

           Certain kinds of compensation, including qualified "performance-based compensation," are disregarded for purposes of the deduction limitation. In accordance with Treasury regulations issued under Section 162(m), compensation attributable to stock options and stock appreciation rights will qualify as performance-based compensation, provided that the option is granted by a compensation committee comprised solely of "outside directors" and either: (i) the option plan contains a per-employee limitation on the number of shares for which options may be granted during a specified period, the per-employee limitation is approved by the stockholders, and the exercise price of the option is no less than the fair market value of the stock on the date of grant; or (ii) the option is granted (or exercisable) only upon the achievement (as certified in writing by the compensation committee) of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain, and the option is approved by stockholders.

           Compensation attributable to restricted stock and stock bonuses will qualify as performance-based compensation, provided that: (i) the award is granted by a compensation committee comprised solely of "outside directors"; and
(ii) the purchase price of the award is no less than the fair market value of the stock on the date of grant. Stock bonuses qualify as performance-based compensation under the Treasury regulations only if: (i) the award is granted by a compensation committee comprised solely of "outside directors;" (ii) the award is granted (or exercisable) only upon the achievement of an objective performance goal established in writing by the compensation committee while the outcome is substantially uncertain; (iii) the compensation committee certifies in writing prior to the



                                      10.

granting (or exercisability) of the award that the performance goal has been satisfied; and (iv) prior to the granting (or exercisability) of the award, stockholders have approved the material terms of the award (including the class of employees eligible for such award, the business criteria on which the performance goal is based, and the maximum amount (or formula used to calculate the amount) payable upon attainment of the performance goal).



                                   PROPOSAL 4

                RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

           The Board of Directors has selected Ernst & Young LLP as PMR's independent auditors for the fiscal year ending April 30, 1999 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

           Stockholder ratification of the selection of Ernst & Young LLP as PMR's independent auditors is not required by PMR's Bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young LLP to the PMR stockholders for ratification as a matter of good corporate practice. If PMR's stockholders fail to ratify the selection, the Board's Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of PMR and its stockholders.

           The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Ernst & Young LLP.

                        THE BOARD OF DIRECTORS RECOMMENDS
                          A VOTE IN FAVOR OF PROPOSAL 4



                                      11.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

           The following table sets forth certain information regarding the ownership of PMR's Common Stock as of October 1, 1998, by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of PMR as a group; and (iv) all those known by PMR to be beneficial owners of more than five percent of PMR's Common Stock. Except as otherwise indicated, the address of each holder identified below is in care of PMR, 501 Washington Street, 5th Floor, San Diego, California 92103.

                                                                                         BENEFICIAL OWNERSHIP(1)
                                                                                         -----------------------
                                                                                    NUMBER OF
BENEFICIAL OWNER                                                                    SHARES(1)         PERCENT OF TOTAL
----------------                                                                    ---------         ----------------
Persons and entities affiliated with Proactive Investment Managers, L.P.(2).....    1,446,383              20.4%
   50 Osgood Place, Penthouse
   San Francisco, CA 94133

Jon D. Gruber(2)................................................................    1,308,708              18.6%
   50 Osgood Place, Penthouse
   San Francisco, CA 94133

J. Patterson McBaine(2).........................................................     1,220,583             17.4%
   50 Osgood Place, Penthouse
   San Francisco, CA 94133

Charles C. McGettigan(2)........................................................       716,836             10.1%
   50 Osgood Place, Penthouse
   San Francisco, CA 94133

Myron A. Wick III(2)............................................................       632,836              9.0%
   50 Osgood Place, Penthouse
   San Francisco, CA 94133

Allen Tepper(3).................................................................     1,003,319             14.2%

Mark P. Clein(4)................................................................       238,544              3.3%

Susan D. Erskine(5).............................................................       141,919              2.0%

Fred D. Furman(6)...............................................................       118,741              1.7%

Richard A. Niglio(7)............................................................        78,600              *

Daniel L. Frank(8)..............................................................        76,500              *

Eugene D. Hill, III(9)..........................................................        29,000              *

All executive officers and directors as a group(10).............................     2,402,959             30.9%

----------
*  Less than one percent.

(1) Applicable percentages of ownership are based on 6,973,535 shares of PMR Common Stock outstanding on October 1, 1998, adjusted as required by rules promulgated by the Securities and Exchange Commission (the "SEC"). This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G (if any) filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, PMR believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the percentage ownership of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.

(2) Charles C. McGettigan, a director of PMR since 1992, Myron A. Wick III, J. Patterson McBaine and Jon D. Gruber are general partners of Proactive Investment Managers, L.P. Proactive Investment Managers, L.P. is the General Partner of Proactive Partners, L.P. and Fremont Proactive Partners, L.P. Shares beneficially owned include (i) 26,500 shares held by Proactive Investment Managers, L.P. (which include 26,500 shares issuable pursuant to a warrant exercisable within 60 days of October 1, 1998, (ii) 561,470 shares held by Proactive Partners, L.P. (which include 26,500 shares issuable pursuant to a warrant exercisable within 60 days of October 1, 1998, (iii) 42,041 shares held by Fremont Proactive Partners, L.P., (iv) with respect to Mr. McGettigan, 86,825 shares held by Mr. McGettigan (which include 76,000 shares



                                      12.

           issuable pursuant to options exercisable within 60 days of October 1, 1998), (v) with respect to Messrs. Gruber and McBaine, 544,547 shares held by entities controlled by Messrs. Gruber and McBaine (which include (A) 423,247 shares held by Lagunitas Partners L.P., a limited partnership of which an entity controlled by Messrs. Gruber and McBaine is the controlling general partner, (B) 3,000 shares held by GMJ Investments, a California limited partnership, of which Messrs. Gruber and McBaine are general partners and (C) 118,300 shares held in various accounts managed by an investment advisor controlled by Messrs. Gruber and McBaine), (vi) with respect to Mr. McBaine, 48,025 shares held by Mr. McBaine (which include 1,500 shares over which Mr. McBaine has shared ownership with his wife, 1,000 shares held by Mr. McBaine's minor child who lives with Mr. McBaine and 2,000 shares held by Mr. McBaine's child, over which shares Mr. McBaine has voting and investment power), (vii) with respect to Mr. Gruber, 134,150 shares held by Mr. Gruber (which include 59,425 shares over which Mr. Gruber shares ownership with his wife, 3,200 shares over which Mr. Gruber has sole voting and investment power as a trustee for a foundation, 4,000 shares over which Mr. Gruber has sole voting and investment power as a trustee of accounts for the benefit of his children and 500 shares held by his wife) and (viii) with respect to Mr. Wick, 2,825 shares held by Mr. Wick. Proactive Investment Managers, L.P. and Messrs. McGettigan, Wick, McBaine and Gruber, as general partners of Proactive Investment Managers, L.P., share voting and investment power of the shares and may be deemed to be beneficial owners of the shares held by Proactive Partners, L.P. and Fremont Proactive Partners, L.P. Messrs. McGettigan, Wick, McBaine and Gruber disclaim beneficial ownership of any shares held by Proactive Investment Managers, L.P., Proactive Partners, L.P., Fremont Proactive Partners, L.P. or other entities they control or for which they exercise voting and investment power as described above, except to the extent of their respective interests in such shares arising from their pecuniary interest in such partnerships.

(3)        Includes 9,076 shares held by Mr. Tepper, 875,033 shares held by Mr.
           Tepper, as Trustee FBO Tepper Family Trust (the "Family Trust"), 15,000 shares held by Mr. Tepper and Ms. Tepper as Trustees FBO The Tepper 1996 Charitable Remainder Trust UA DTD 11/19/96 (the "Charitable Remainder Trust"), and 104,210 shares issuable pursuant to options exercisable within 60 days of October 1, 1998.

(4) Includes 205,544 shares issuable pursuant to options exercisable within 60 days of October 1, 1998.

(5) Includes 87,566 shares issuable pursuant to options exercisable within 60 days of October 1, 1998 and 7,000 shares held by Ms. Erskine's spouse, William N. Erskine, who has sole voting and dispositive power over such shares and as to which Ms.
           Erskine disclaims beneficial ownership.

(6) Includes 70,000 shares issuable pursuant to an outstanding warrant and 48,741 shares issuable pursuant to options exercisable within 60 days of October 1, 1998.

(7) Includes 71,500 shares issuable pursuant to options exercisable within 60 days of October 1, 1998.

(8) Includes 71,500 shares issuable pursuant to options exercisable within 60 days of October 1, 1998.

(9) Includes 29,000 shares issuable pursuant to options exercisable within 60 days of October 1, 1998.

(10) Includes 817,061 shares of PMR Common Stock issuable pursuant to exercise of outstanding options exercisable within 60 days of October 1, 1998, as described in the notes above, as applicable.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Exchange Act requires PMR's directors and executive officers, and persons who own more than ten percent of a registered class of PMR equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of PMR Common Stock and other equity securities of PMR. PMR officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish PMR with copies of all
Section 16(a) forms they file.

           To PMR's knowledge, based solely on a review of the copies of such reports furnished to PMR and written representations that no other reports were required, during the fiscal year ended April 30, 1998, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with.



                                      13.

                             EXECUTIVE COMPENSATION



COMPENSATION OF DIRECTORS

           The employee-directors of PMR receive no fees or other compensation in connection with their services as directors. PMR has adopted an informal policy to pay a fee of $500 to each non-employee director who attends a regularly scheduled or special meeting of the Board and to pay expenses for attendance at any such meeting. During the fiscal year ended April 30, 1998, Messrs. Hill, McGettigan, Niglio and Frank (prior to Mr. Frank becoming an employee of PMR) each received such payments in the amount of $3,000 and PMR paid their expenses in connection with attendance at meetings.

OUTSIDE DIRECTORS' NON-QUALIFIED STOCK OPTION PLAN OF 1992

           Each non-employee director of PMR receives stock option grants under the Outside Directors' Non-Qualified Stock Option Plan of 1992 (the "Outside Directors' Plan"). Only non-employee directors of PMR are eligible to receive options under the Outside Directors' Plan. Options granted under the Outside Directors' Plan are intended by PMR not to qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the "Code").

           Option grants under the Outside Directors' Plan are non-discretionary. As of the date of the regular meeting of the Board of Directors closest to August 3rd of each year, each member of PMR's Board who is not an employee of PMR is automatically granted under the Outside Directors' Plan, without further action by PMR, the Board or the stockholders of PMR, an option to purchase 15,000 shares of Common Stock of PMR. The Board may also grant options at any other time under the Outside Directors' Plan. The exercise price of options granted under the Outside Directors' Plan must be at least 100% of the fair market value of the PMR Common Stock subject to the option on the date of the option grant. Options granted under the Outside Directors' Plan are immediately exercisable as to 30% of the option shares and the remaining 70% of the option shares become exercisable in equal installments on each of the first, second and third anniversary of the option grant date in accordance with the terms of the Outside Directors' Plan. In the event of certain mergers of PMR with or into another corporation or certain other consolidation, acquisition of assets or other change-in-control transactions involving PMR, the exercisability of each option will accelerate.

           On May 1, 1997, PMR granted options covering 15,000 shares to each non-employee director of PMR, at an exercise price per share of $18.875. The fair market value of such PMR Common Stock on the date of grant was $18.875 per share (based on the closing sales price reported in the Nasdaq National Market on that date). As of October 1, 1998, 83,500 shares of PMR Common Stock have been purchased pursuant to options exercised under the Outside Directors' Plan.

1997 EQUITY INCENTIVE PLAN

           On February 1, 1990, the Board of Directors adopted and on August 16, 1990, stockholders approved the Incentive Plan. As a result of a series of amendments to the plan, there are 2,000,000 shares of PMR Common Stock authorized for issuance under the plan. In April 1997, the Board amended the plan to provide for, among other things, grants of nonstatutory stock options and acceleration of vesting upon certain terminations of employment in connection with a change in control of PMR (as described below), and the Board renamed the plan as the PMR Corporation 1997 Equity Incentive Plan. Executive officers and employee-directors may be granted options to purchase shares of Common Stock under the Incentive Plan. A detailed summary of the terms of the Incentive Plan is set forth under Proposal 3 above.

           During the last fiscal year, PMR did not grant any options to the Named Executive Officers (defined below) or employee-directors of PMR.

                         COMPENSATION PURSUANT TO PLANS

           PMR maintains a tax-deferred retirement plan under Section 401(k) of the Internal Revenue Code for the benefit of all employees meeting minimum eligibility requirements (the "401(k) Plan"). Under the 401(k) Plan, each employee may defer up to fifteen percent (15%) of pre-tax earnings, subject to certain limitations. PMR will



                                      14.

match fifty percent (50%) of an employee's deferral to a maximum of three percent (3%) of an employee's gross salary. PMR's matching contribution vests over a five (5) year period. For the years ended April 30, 1998, 1997 and 1996, PMR contributed $265,000, $186,000 and $138,000, respectively, to match employee deferrals. Of these amounts, $20,482, $19,558 and $9,655, respectively, were contributed to match deferrals of the Named Executive Officers of PMR.

COMPENSATION OF EXECUTIVE OFFICERS

                            SUMMARY OF COMPENSATION

           The following table shows for the fiscal years ended April 30, 1998, 1997 and 1996, compensation awarded or paid to, or earned by, the PMR's Chief Executive Officer and its other four most highly compensated executive officers at April 30, 1998 (the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE


                                                                 ANNUAL COMPENSATION                   LONG TERM COMPENSATION
                                                                 -------------------                   ----------------------
                                                                                                    SECURITIES           ALL OTHER
                                                                                                    UNDERLYING          COMPENSATION
NAME AND PRINCIPAL POSITION                    YEAR        SALARY ($)(1)         BONUS($)           OPTIONS(#)              ($)(2)
---------------------------                    ----        -------------         --------           ----------              ------
Allen Tepper                                   1998           175,000                   0                  0                4,750
Chief Executive Officer                        1997           174,998             150,761             57,731                5,182
                                               1996           128,356              85,958             67,785                3,550

Fred D. Furman                                 1998           160,501                   0                  0                4,559
President                                      1997           160,498              89,880             29,660                4,592
                                               1996           148,815              63,068             31,534                2,552

Susan D. Erskine                               1998           130,000                   0                  0                4,750
Executive Vice President -                     1997           129,998              68,250             22,523                5,638
Development and Secretary                      1996           108,910              63,854             52,298                  601

Mark P. Clein                                  1998           150,000                   0                  0                6,423
Executive Vice President                       1997           153,740              84,000             27,720                    0
                                               1996                 0                   0            220,000                    0

----------

(1) In accordance with the rules of the SEC, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees of PMR, and certain perquisites and other personal benefits received by the Named Executive Officers which do not exceed the lesser of $50,000 or 10% of any such officer's salary and bonus shown in the table.

(2)        Represents matching contributions by PMR under PMR's 401(k) Plan.



                                      15.

                        STOCK OPTION GRANTS AND EXERCISES

           For the fiscal year ended April 30, 1998, PMR did not make any individual grants of stock options to any of the Named Executive Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES UNDERLYING         VALUE OF UNEXERCISED
                                                       VALUE        UNEXERCISED OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS
                               SHARES ACQUIRED        REALIZED               YEAR-END (#)                AT FISCAL YEAR-END ($)(2)
          NAME                 ON EXERCISE (#)         ($)(1)         EXERCISABLE/UNEXERCISABLE          EXERCISABLE/UNEXERCISABLE
          ----                 ---------------         ------         -------------------------          -------------------------
Mr. Tepper................          9,076             $158,127                 114,172/--                        $418,317/--
Ms. Erskine...............            --                    --                 87,566/--                         $544,176/--
Mr. Furman................          20,000             355,000               118,176/44,346                  $1,211,551/$118,214
Mr. Clein.................          20,000             330,000               205,544/22,176                     $2,050,000/--

----------

(1) Based on the fair market value per share of PMR Common Stock (the closing sales price reported by the Nasdaq National Market) at the date of exercise, less the exercise price.

(2) Based on the fair market value per share of PMR Common Stock ($15.00) at April 30, 1998, less the exercise price, multiplied by the number of shares underlying the option.

EMPLOYMENT AGREEMENTS

           PMR does not have an employment agreement with its Chief Executive Officer or with any of its other executive officers. Pursuant to the terms of PMR's Incentive Plan, options awarded to participants (including executive officers) will become fully exercisable upon a termination of employment (other than for cause) or constructive termination within one year following certain change in control transactions, and all shares subject to options granted to employee-directors under the Incentive Plan will immediately become exercisable upon such a change in control transaction. See "Executive Compensation -- 1997 Equity Incentive Plan."

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                          ON EXECUTIVE COMPENSATION(1)

           The Compensation Committee of the Board of Directors (the "Committee") is responsible for developing and making recommendations to the Board with respect to PMR's executive compensation policies. The Committee consists of outside directors Richard A. Niglio and Eugene D. Hill, III.

EXECUTIVE OFFICER COMPENSATION PROGRAM

           PMR's executive compensation program is based on the following four objectives: (i) to link the interests of management with those of stockholders by encouraging stock ownership in PMR; (ii) to attract and retain superior executives by providing them with the opportunity to earn total compensation packages that are competitive with the industry; (iii) to reward individual results by recognizing performance through salary, annual cash incentives and long-term stock based incentives; and (iv) to manage compensation based on the level of skill, knowledge, effort and responsibility needed to perform the job successfully.

           The components of PMR's compensation program for its executive officers include (i) base salary, (ii) performance-based cash bonuses, (iii) incentive compensation in the form of stock options, and (iv) participation in PMR's 401(k) Plan. An explanation of the 401(k) Plan appears at "Executive Compensation -- Compensation Pursuant to Plans."



--------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of PMR under the 1933 Act or the 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.



                                      16.

           BASE SALARY. Base salary levels for the PMR's executive officers are determined, in part, through comparisons with companies in the out-patient service industry, other companies with which PMR competes for personnel, and general geographic market conditions. Additionally, the Committee evaluates individual experience and performance and the overall performance of PMR. The Committee reviews each executive's salary on an annual basis and may increase each executive's salary based on (i) the individual's increased contribution to PMR over the preceding year; (ii) the individual's increased responsibilities over the preceding year; and (iii) any increase in median competitive pay levels.

           ANNUAL CASH BONUSES. The Compensation Committee recommends the payment of bonuses from time-to-time to PMR's employees, including its executive officers to provide an incentive to these persons to be productive over the course of each fiscal year. These bonuses are awarded only if PMR achieves or exceeds certain corporate performance objectives relating to net income. Accrued monthly, depending on the earnings of PMR, is a cash bonus pool to be paid out after fiscal year end. The size of the cash bonus to each executive officer is based on the individual executive's performance during the preceding year.

           STOCK OPTION PLANS. PMR believes that a key component to the compensation of its executive officers should be through stock options. Stock options utilized by PMR for this purpose have been designed to provide an incentive to these employees by allowing them to directly participate in any increase in the long-term value of PMR. This incentive is intended to reward, motivate and retain the services of executive employees. PMR has historically rewarded its executive employees through the grant of Incentive Stock Options and Nonstatutory Stock Options.

           Incentive Stock Options are allocated to both executive and non-executive employees on an annual basis by either the Compensation Committee or the Board. PMR 1997 Equity Incentive Plan (the "Incentive Plan") provides for the grant of 2,000,000 Options, of which 903,437 had been granted as of April 30, 1998. Incentive Stock Options are granted with exercise prices equal to the prevailing market value of PMR's common stock on the date of grant, have 10-year terms and are subject to vesting periods established from time to time by the Committee. Incentive Stock Options granted to holders of 10% or more of PMR's stock are granted with exercise prices equal to 110% of the prevailing market value of PMR's common stock on the date of grant and have terms of 5 years.

           PMR has also granted Nonstatutory Stock Options on occasion, generally, in circumstances where the grant of the option may not satisfy certain of the technical criteria for an Incentive Stock Option. In April 1997, PMR's stock option plan was amended to permit the award of Nonstatutory Stock Options under the Incentive Plan. Through April 30, 1998, PMR had granted 430,462 Nonstatutory Stock Options to executive personnel outside of the Incentive Plan and 88,757 Nonstatutory Stock Options under the Incentive Plan. See "Executive Compensation -- 1997 Equity Incentive Plan."

           The Compensation Committee employs no particular set of mechanical criteria in awarding stock options. Rather, it evaluates a series of factors including: (i) the overall performance of PMR for the fiscal year in question;
(ii) the performance of the individual in question; (iii) the anticipated contribution by the individual to PMR on an overall basis; (iv) the historical level of compensation of the individual; (v) the level of compensation of similarly situated executives in PMR's industry; and (vi) that level of combination of cash compensation and stock options that would be required from a competitive point of view to retain the services of a valued executive officer.

CEO COMPENSATION

           Mr. Tepper's base salary has been and will continue to be adjusted from time-to-time in accordance with the criteria for the determination of executive officer compensation as described above in the section captioned "Base Salary." In setting the compensation for Mr. Tepper for fiscal year 1998, PMR sought to retain a key executive officer while continuing to tie a significant percentage of his compensation to company performance.

                                        By the Compensation Committee
                                        Richard A. Niglio
                                        Eugene D. Hill, III



                                      17.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

           As noted above, PMR's compensation committee consists of Richard A. Niglio and Eugene D. Hill, III. During the 1998 fiscal year, Allen Tepper was an executive officer of PMR and each of PMR's subsidiaries (which included Psychiatric Management Resources, Inc., Collaborative Care, Inc., PMR-CD, Inc., Aldine-CD, Inc., Collaborative Care Corporation and Twin Town Outpatient). All directors of PMR, including Mr. Niglio and Mr. Hill, have options to purchase shares of PMR's Common Stock. See "Executive Compensation -- Outside Directors' Non-Qualified Stock Option Plan of 1992" and "1997 Equity Incentive Plan."

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

GRANT OF OPTIONS TO CERTAIN DIRECTORS AND EXECUTIVE OFFICERS

           Directors and members of management of PMR have been granted options to purchase PMR Common Stock. See "Executive Compensation -- Outside Directors' Non-Qualified Stock Option Plan of 1992," "1997 Equity Incentive Plan of 1997," "Option Grants in Last Fiscal Year."

EMPLOYMENT OF DIRECTOR

           On April 1, 1998 Daniel L. Frank became President of PMR's Disease Management Division. Mr. Frank will receive an annual salary of $150,000 in connection with his employment. In addition, PMR is in the process of finalizing the compensation package (including the number of stock options to be awarded to Mr. Frank) and the terms of such options in connection with his employment.



                                      18.

                      PERFORMANCE MEASUREMENT COMPARISON(1)

           The following graph and table show the total stockholder return of an investment of $100 in cash on April 30, 1993 for PMR's Common Stock, the Nasdaq Stock Market (U.S.) Index and the Nasdaq Health Services Index. All values assume reinvestment of the full amount of all dividends and are calculated as of April 30, of each year:



                               [PERFORMANCE GRAPH]


Fiscal Year                                     4/93          4/94           4/95           4/96           4/97           4/98
-----------                                     ----          ----           ----           ----           ----           ----
PMR Corporation                               $100.00         $64.10        $39.10         $100.00        $203.85        $153.85
Nasdaq Stock Market (U.S.)                    $100.00        $111.29        $129.38        $184.43        $195.19        $292.11
Nasdaq Health Services                        $100.00        $126.61        $128.92        $201.49        $156.10        $196.99


(1) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of PMR under the Securities Act or the Exchange Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.




                                      19.

                                  OTHER MATTERS

           The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                            BY ORDER OF THE BOARD OF DIRECTORS

                                            /s/ Allen Tepper
                                            ------------------------------------
                                            Allen Tepper
                                            Chairman of the Board and Chief
                                            Executive Officer


October 23, 1998


A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE FISCAL YEAR ENDED APRIL 30, 1998 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO : CHIEF FINANCIAL OFFICER, PMR CORPORATION, 501 WASHINGTON STREET, 5TH FLOOR, SAN DIEGO, CALIFORNIA 92103.



                                      20.

                                   APPENDIX A

                                 PMR CORPORATION

                           1997 EQUITY INCENTIVE PLAN

                                    RECITALS

           A. The Plan was originally adopted as the PMR Corporation Employees' Incentive Stock Option Plan of 1990 by the Board of Directors on February 1, 1990, and was approved by the stockholders of the Company on August 16, 1990.

           B. The Plan was amended on July 8, 1993 to increase the number of shares of Common Stock available for grants under the Plan to 500,000, and the amendment was approved by the stockholders of the Company on October 14, 1993.

           C. The Plan was amended on June 14, 1995 to increase the number of shares of Common Stock available for grants under the Plan to 2,000,000, and the amendment was approved by the stockholders of the Company on October 18, 1995.

           D. The Plan was amended and restated on April 10, 1997, pursuant to which the Plan was renamed as the PMR Corporation 1997 Equity Incentive Plan and was amended in certain respects. Pursuant to the terms of the Plan, stockholder approval was not required for the April 10, 1997 amendment.

           E. The Plan was amended on October 6, 1998, to increase the number of shares of Common Stock available for grants under the Plan to 3,000,000 and to extend the term of the Plan until October 6, 2008, and the amendment was approved by the stockholders of the Company on ______________.

                                    THE PLAN

1.  PURPOSES.

           (a) The purpose of the Plan is to provide a means by which selected Employees and Directors and Consultants may be given an opportunity to benefit from increases in the value of the common stock of the Company ("Common Stock") through the granting of (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) stock bonuses, and (iv) rights to purchase restricted stock. The Plan amends and restates the PMR Corporation Employees' Incentive Stock Option Plan of 1990 (the "Prior Plan").

           (b) The Company, by means of the Plan, seeks to retain the services of persons who are now Employees, Directors or Consultants, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

           (c) The Company intends that the Stock Awards issued under the Plan shall, in the discretion of the Board or any Committee to which responsibility for administration of the Plan



                                       1.

has been delegated pursuant to subsection 3(c), be either (i) Options granted pursuant to Section 6 hereof, including Incentive Stock Options and Nonstatutory Stock Options, or (ii) stock bonuses or rights to purchase restricted stock granted pursuant to Section 7 hereof. All Options shall be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and in such form as issued pursuant to Section 6, and a separate certificate or certificates will be issued for shares purchased on exercise of each type of Option.

2.  DEFINITIONS.

           (a) "AFFILIATE" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f) respectively, of the Code.

           (b) "BOARD" means the Board of Directors of the Company.

           (c) "CAUSE" shall mean termination due to the occurrence of any of the following: (a) any intentional action or intentional failure to act by Optionee which was performed in bad faith and to the material detriment of the Company; (b) Optionee intentionally refuses or intentionally fails to act in accordance with any lawful direction or order of the Company; (c) Optionee willfully and habitually neglects his duties of employment; (d) Optionee's engaging or participating in any activity which is competitive with or injurious to the Company in the judgment of the Board of Directors; (e) Optionee's commission of any fraud against the Company or use or appropriation for his personal use and benefit of any funds, assets or properties of the Company not authorized by the Company to be so used or appropriated; or (f) Optionee is convicted of a felony crime involving moral turpitude.

           (d) "CHANGE IN CONTROL" shall mean the occurrence of any of the following events:

                (i) The Company is merged, consolidated or reorganized into or with another corporation, partnership, limited liability company, or other entity or person, and as a result of such merger, consolidation or reorganization less than 70% of the combined voting power of the then-outstanding securities of such corporation, partnership, limited liability company, or other entity or person immediately after such transaction are held in the aggregate by holders of voting securities of the Company immediately prior to such transaction;

                (ii) The Company sells all or substantially all of its assets to any other corporation, partnership, limited liability company, or other entity or person, and thereafter, less than 70% of the combined voting power of the then-outstanding voting securities of the acquiring or consolidated entity are held in the aggregate by the holders of voting securities of the Company immediately prior to such sale;

                (iii) There is a report filed on Schedule 13D or Schedule 14D-1 (or any successor schedule, form or report), each as promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act") disclosing that any person (as the term "person" is used in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) representing 30% or more of the combined voting power of the then-outstanding voting securities of the Company;



                                       2.

                (iv) The Company shall file a report or proxy statement with the Securities and Exchange Commission pursuant to the Exchange Act disclosing in response to Item 1 of Form 8-K thereunder or Item 5(b) or Item 14 of Schedule 14A thereunder (or any successor schedule, form or report or item therein) that a change in control of the Company has or may have occurred or will or may occur in the future pursuant to any then-existing contract or transaction; or

                (v) During any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the directors of the Company cease for any reason to constitute at least a majority of the Board of Directors of the Company unless the election or the nomination for election by the Company's shareholders of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of such two (2)-year period.

           (e) "CODE" means the Internal Revenue Code of 1986, as amended.

           (f) "COMMITTEE" means a Committee appointed by the Board in accordance with subsection 3(c) of the Plan.

           (g) "COMPANY" means PMR Corporation, a Delaware corporation.

           (h) "CONSTRUCTIVE TERMINATION" means that the Optionee voluntarily terminates his or her employment with the Company after any of the following are undertaken, following a Change in Control, without Optionee's express written consent:

                (i) the assignment to Optionee of any duties or responsibilities which are inconsistent with, or result in any diminution or adverse change of, Optionee's position, status or circumstances of employment as in effect immediately prior to a Change in Control; an adverse change in Optionee's titles, offices, benefits and/or perquisites as in effect immediately prior to a Change in Control; any removal of Optionee from or any failure to re-elect Optionee to any offices held by Optionee immediately prior to a Change in Control, including, but not limited to, Optionee's membership on the Board, except in connection with the termination of his employment for death, disability, retirement, Cause, or any voluntary termination of employment by Optionee other than a Constructive Termination;

                (ii) a reduction by the Company in Optionee's annual base salary by greater than five percent (5%) from that which was in effect immediately prior to a Change in Control;

                (iii) a relocation of Optionee, or the Company's principal executive offices if Optionee's principal office is at such offices, to a location more than forty (40) miles from the location at which Optionee was performing his duties prior to a Change in Control, except for required travel by Optionee on the Company's business to an extent substantially consistent with Optionee's business travel obligations at the time of a Change in Control;

                (iv) any material breach by the Company of any material provision of Optionee's Stock Award Agreement following a Change in Control; or



                                       3.

                (v) any failure by the Company to obtain the assumption of Optionee's Stock Award Agreement by any successor or assign of the Company.

           (i) "CONSULTANT" means any person, including an advisor, engaged by the Company or an Affiliate to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

           (j) "CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT" means the employment or relationship as a Director or Consultant is not interrupted or terminated. The Board, in its sole discretion, may determine whether Continuous Status as an Employee, Director or Consultant shall be considered interrupted in the case of: (i) any leave of absence approved by the Board, including sick leave, military leave, or any other personal leave; or (ii) transfers between locations of the Company or between the Company, Affiliates or their successors.

           (k) "DIRECTOR" means a member of the Board.

           (l) "EMPLOYEE" means any person, including Officers and Directors, employed by the Company or any Affiliate of the Company. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

           (m) EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

           (n) "FAIR MARKET VALUE" means, as of any date, the value of the Common Stock of the Company determined as follows:

                (i) If the Common Stock is listed on any established stock exchange, or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in Common Stock) on the day of determination, as reported in the Wall Street Journal or such other source as the Board deems reliable;

                (ii) In the absence of such markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Board.

           (o) "INCENTIVE STOCK OPTION" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

           (p) "NON-EMPLOYEE DIRECTOR" means a Director who either (i) is not a current Employee or Officer of the Company or its parent or subsidiary, does not receive compensation (directly or indirectly) from the Company or its parent or subsidiary for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act of 1933 ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under



                                       4.

Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

           (q) "NONSTATUTORY STOCK OPTION" means an Option not intended to qualify as an Incentive Stock Option.

           (r) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

           (s) "OPTION" means a stock option granted pursuant to the Plan.

           (t) "OPTION AGREEMENT" means a written agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

           (u) "OPTIONEE" means a person to whom an Option is granted pursuant to the Plan.

           (v) "OUTSIDE DIRECTOR" means a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a Director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code.

           (w) "PLAN" means this PMR Corporation 1997 Equity Incentive Plan.

           (x) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

           (y) "STOCK AWARD" means any right granted under the Plan, including any Option, any stock bonus and any right to purchase restricted stock.

           (z) "STOCK AWARD AGREEMENT" means a written agreement between the Company and a holder of a Stock Award evidencing the terms and conditions of an individual Stock Award grant. Each Stock Award Agreement shall be subject to the terms and conditions of the Plan.

3.  ADMINISTRATION.

           (a) The Plan shall be administered by the Board unless and until the Board delegates administration to a Committee, as provided in subsection 3(c).

           (b) The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

                (i) To determine from time to time which of the persons eligible under the Plan shall be granted Stock Awards; when and how each Stock Award shall be granted; whether



                                       5.

a Stock Award will be an Incentive Stock Option, a Nonstatutory Stock Option, a stock bonus, a right to purchase restricted stock or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to receive stock pursuant to a Stock Award and the number of shares with respect to which a Stock Award shall be granted to each such person.

                (ii) To construe and interpret the Plan and Stock Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Stock Award Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

                (iii) To amend the Plan or a Stock Award as provided in Section 13.

                (iv) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company which are not in conflict with the provisions of the Plan.

           (c) The Board may delegate administration of the Plan to a committee or committees ("Committee") of one or more members of the Board. In the discretion of the Board, a Committee may consist solely of two or more Outside Directors, in accordance with Code Section 162(m), or solely of two or more Non-Employee Directors, in accordance with Rule 16(b)-3. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. Additionally, and notwithstanding anything to the contrary contained herein, the Board or the Committee may delegate to a committee of one or more members of the Board the authority to grant Stock Awards to certain eligible persons who are not subject to the requirements of Section 16 of the Exchange Act in accordance with guidelines approved by the Board or Committee.

4.  SHARES SUBJECT TO THE PLAN.

           (a) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, the stock that may be issued pursuant to Stock Awards shall not exceed in the aggregate three million (3,000,000) shares of Common Stock. If any Stock Award shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full (or vested in the case of Restricted Stock), the stock not acquired under such Stock Award shall revert to and again become available for issuance under the Plan.

           (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.



                                       6.

5.  ELIGIBILITY.

           (a) Incentive Stock Options may be granted only to Employees. Stock Awards other than Incentive Stock Options may be granted only to Employees, Directors or Consultants.

           (b) No person shall be eligible for the grant of an Incentive Stock Option if, at the time of grant, such person owns (or is deemed to own pursuant to Section 424(d) of the Code) stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Affiliates unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of such stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

           (c) Subject to the provisions of Section 12 relating to adjustments upon changes in stock, no person shall be eligible to be granted Stock Awards covering more than Four Hundred Thousand (400,000) shares of the Company's Common Stock in any calendar year.

6.  OPTION PROVISIONS.

           Each Option shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate. The provisions of separate Options need not be identical, but each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

           (a) TERM. No Option shall be exercisable after the expiration of ten
(10) years from the date it was granted.

           (b) PRICE. The exercise price of each Incentive Stock Option shall be not less than one hundred percent (100%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted and the exercise price of each Nonstatutory Stock Option shall be not less than eighty-five percent (85%) of the Fair Market Value of the stock subject to the Option on the date the Option is granted. Notwithstanding the foregoing, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) of the Code.

           (c) CONSIDERATION. The purchase price of stock acquired pursuant to an Option shall be paid, to the extent permitted by applicable statutes and regulations, either (i) in cash at the time the Option is exercised, or (ii) at the discretion of the Board or the Committee, at the time of the grant of the Option, (A) by delivery to the Company of other Common Stock of the Company, (B) according to a deferred payment or other arrangement (which may include, without limiting the generality of the foregoing, the use of other Common Stock of the Company) with the person to whom the Option is granted or to whom the Option is transferred pursuant to subsection 6(d), or (C) in any other form of legal consideration that may be acceptable to the Board.

           In the case of any deferred payment arrangement, interest shall be payable at least annually and shall be charged at the minimum rate of interest necessary to avoid the treatment as



                                       7.

interest, under any applicable provisions of the Code, of any amounts other than amounts stated to be interest under the deferred payment arrangement.

           (d) TRANSFERABILITY. An Incentive Stock Option shall not be transferable except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the person to whom the Incentive Stock Option is granted only by such person. A Nonstatutory Stock Option may be transferred to the extent provided in the Option Agreement; provided that if the Option Agreement does not expressly permit the transfer of a Nonstatutory Stock Option, the Nonstatutory Stock Option shall not be transferable except by will, by the laws of descent and distribution or pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 under the Exchange Act and shall be exercisable during the lifetime of the person to whom the Option is granted only by such person or any transferee pursuant to a domestic relations order. Notwithstanding the foregoing, the person to whom the Option is granted may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of the death of the Optionee, shall thereafter be entitled to exercise the Option.

           (e) VESTING. The total number of shares of stock subject to an Option may, but need not, be allotted in periodic installments (which may, but need not, be equal). The Option Agreement may provide that from time to time during each of such installment periods, the Option may become exercisable ("vest") with respect to some or all of the shares allotted to that period, and may be exercised with respect to some or all of the shares allotted to such period and/or any prior period as to which the Option became vested but was not fully exercised. The Option may be subject to such other terms and conditions on the time or times when it may be exercised (which may be based on performance or other criteria) as the Board may deem appropriate. The provisions of this subsection 6(e) are subject to any Option provisions governing the minimum number of shares as to which an Option may be exercised.

           Notwithstanding anything herein to the contrary, (i) any and all Options held by an Optionee shall become immediately exercisable if the Optionee's Continuous Status as an Employee or Consultant is, within one (1) year following a Change in Control, (1) terminated by the Company other than for Cause, or (2) terminated in a Constructive Termination and (ii) any and all Options held by Directors shall become immediately exercisable upon the occurrence of a Change in Control.

           (f) TERMINATION OF EMPLOYMENT OR RELATIONSHIP AS A DIRECTOR OR CONSULTANT. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates (other than upon the Optionee's death or disability), the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified in the Option Agreement, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.



                                       8.

           An Optionee's Option Agreement may also provide that if the exercise of the Option following the termination of the Optionee's Continuous Status as an Employee, Director or Consultant (other than upon the Optionee's death or disability) would be prohibited at any time solely because the issuance of shares would violate the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in the first paragraph of this subsection 6(f), or (ii) the expiration of a period of three
(3) months after the termination of the Optionee's Continuous Status as an Employee, Director or Consultant during which the exercise of the Option would not be in violation of such registration requirements.

           (g) DISABILITY OF OPTIONEE. In the event an Optionee's Continuous Status as an Employee, Director or Consultant terminates as a result of the Optionee's disability, the Optionee may exercise his or her Option (to the extent that the Optionee was entitled to exercise it at the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of the Option as set forth in the Option Agreement. If, at the date of termination, the Optionee is not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

           (h) DEATH OF OPTIONEE. In the event of the death of an Optionee during, or within a period specified in the Option after the termination of, the Optionee's Continuous Status as an Employee, Director or Consultant, the Option may be exercised (to the extent the Optionee was entitled to exercise the Option at the date of death) by the Optionee's estate, by a person who acquired the right to exercise the Option by bequest or inheritance or by a person designated to exercise the option upon the Optionee's death pursuant to subsection 6(d), but only within the period ending on the earlier of (i) the date twelve (12) months following the date of death (or such longer or shorter period specified in the Option Agreement), or (ii) the expiration of the term of such Option as set forth in the Option Agreement. If, at the time of death, the Optionee was not entitled to exercise his or her entire Option, the shares covered by the unexercisable portion of the Option shall revert to and again become available for issuance under the Plan. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate, and the shares covered by such Option shall revert to and again become available for issuance under the Plan.

           (i) EARLY EXERCISE. The Option may, but need not, include a provision whereby the Optionee may elect at any time while an Employee, Director or Consultant to exercise the Option as to any part or all of the shares subject to the Option prior to the full vesting of the Option. Any unvested shares so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.



                                       9.

7.  TERMS OF STOCK BONUSES AND PURCHASES OF RESTRICTED STOCK.

           Each stock bonus or restricted stock purchase agreement shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate. The terms and conditions of stock bonus or restricted stock purchase agreements may change from time to time, and the terms and conditions of separate agreements need not be identical, but each stock bonus or restricted stock purchase agreement shall include (through incorporation of provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions as appropriate:

           (a) PURCHASE PRICE. The purchase price under each restricted stock purchase agreement shall be such amount as the Board or Committee shall determine and designate in such agreement, but in no event shall the purchase price be less than eighty-five percent (85%) of the stock's Fair Market Value on the date such award is made. Notwithstanding the foregoing, the Board or the Committee may determine that eligible participants in the Plan may be awarded stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company for its benefit.

           (b) TRANSFERABILITY. No rights under a stock bonus or restricted stock purchase agreement shall be transferable except by will or the laws of descent and distribution or, if the agreement so provides, pursuant to a domestic relations order satisfying the requirements of Rule 16a-12 under the Exchange Act, so long as stock awarded under such agreement remains subject to the terms of the agreement.

           (c) CONSIDERATION. The purchase price of stock acquired pursuant to a stock purchase agreement shall be paid either: (i) in cash at the time of purchase; (ii) at the discretion of the Board or the Committee, according to a deferred payment or other arrangement with the person to whom the stock is sold; or (iii) in any other form of legal consideration that may be acceptable to the Board or the Committee in its discretion. Notwithstanding the foregoing, the Board or the Committee to which administration of the Plan has been delegated may award stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

           (d) VESTING. Shares of stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board or the Committee.

           (e) TERMINATION OF CONTINUOUS STATUS AS AN EMPLOYEE, DIRECTOR OR CONSULTANT. In the event a Participant's Continuous Status as an Employee, Director or Consultant terminates, the Company may repurchase or otherwise reacquire any or all of the shares of stock held by that person which have not vested as of the date of termination under the terms of the stock bonus or restricted stock purchase agreement between the Company and such person.


8.  CANCELLATION AND RE-GRANT OF OPTIONS.

           (a) The Board or the Committee shall have the authority to effect, at any time and from time to time, (i) the repricing of any outstanding Options



                                      10.

under the Plan and/or (ii) with the consent of any adversely affected holders of Options, the cancellation of any outstanding Options under the Plan and the grant in substitution therefor of new Options under the Plan covering the same or different numbers of shares of stock, but having an exercise price per share not less than eighty-five percent (85%) of the Fair Market Value for a Nonstatutory Stock Option, one hundred percent (100%) of the Fair Market Value for an Incentive Stock Option or, in the case of an Incentive Stock Option held by a 10% stockholder (as described in subsection 5(b)), not less than one hundred ten percent (110%) of the Fair Market Value per share of stock on the new grant date. Notwithstanding the foregoing, the Board or the Committee may grant an Option with an exercise price lower than that set forth above if such Option is granted as part of a transaction to which section 424(a) of the Code applies.

           (b) Shares subject to an Option canceled under this Section 8 shall continue to be counted against the maximum award of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The repricing of an Option under this Section 8, resulting in a reduction of the exercise price, shall be deemed to be a cancellation of the original Option and the grant of a substitute Option; in the event of such repricing, both the original and the substituted Options shall be counted against the maximum awards of Options permitted to be granted pursuant to subsection 5(c) of the Plan. The provisions of this subsection 8(b) shall be applicable only to the extent required by Section 162(m) of the Code.

9.  COVENANTS OF THE COMPANY.

           (a) During the terms of the Stock Awards, the Company shall keep available at all times the number of shares of stock required to satisfy such Stock Awards.

           (b) The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares under Stock Awards; provided, however, that this undertaking shall not require the Company to register under the Securities Act of 1933 either the Plan, any Stock Award or any stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such Stock Awards unless and until such authority is obtained.

10.  USE OF PROCEEDS FROM STOCK.

           Proceeds from the sale of stock pursuant to Stock Awards shall constitute general funds of the Company.

11.  MISCELLANEOUS.

           (a) The Board shall have the power to accelerate the time at which a Stock Award may first be exercised or the time during which a Stock Award or any part thereof will vest pursuant to subsection 6(e) or 7(d), notwithstanding the provisions in the Stock Award stating the time at which it may first be exercised or the time during which it will vest.

           (b) Neither an Employee, Director nor a Consultant nor any person to whom a Stock Award is transferred in accordance with the Plan shall be deemed to be the holder of, or to have



                                      11.

any of the rights of a holder with respect to, any shares subject to such Stock Award unless and until such person has satisfied all requirements for exercise of the Stock Award pursuant to its terms.

           (c) Nothing in the Plan or any instrument executed or Stock Award granted pursuant thereto shall confer upon any Employee, Consultant or other holder of Stock Awards any right to continue in the employ of the Company or any Affiliate or to continue serving as a Consultant and Director, or shall affect the right of the Company or any Affiliate to terminate the employment of any Employee with or without notice and with or without cause, or the right to terminate the relationship of any Consultant pursuant to the terms of such Consultant's agreement with the Company or Affiliate or service as a Director pursuant to the Company's By-laws.

           (d) To the extent that the aggregate Fair Market Value (determined at the time of grant) of stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year under all plans of the Company and its Affiliates exceeds one hundred thousand dollars ($100,000), the Options or portions thereof which exceed such limit (according to the order in which they were granted) shall be treated as Nonstatutory Stock Options.

           (e) The Company may require any person to whom a Stock Award is granted, or any person to whom a Stock Award is transferred in accordance with the Plan, as a condition of exercising or acquiring stock under any Stock Award,
(1) to give written assurances satisfactory to the Company as to such person's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters, and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (2) to give written assurances satisfactory to the Company stating that such person is acquiring the stock subject to the Stock Award for such person's own account and not with any present intention of selling or otherwise distributing the stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (i) the issuance of the shares upon the exercise or acquisition of stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or
(ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the stock.

           (f) To the extent provided by the terms of a Stock Award Agreement, the person to whom a Stock Award is granted may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of stock under a Stock Award by any of the following means or by a combination of such means: (1) tendering a cash payment; (2) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the participant as a result of the exercise or acquisition of stock under the Stock Award; or (3)



                                      12.

delivering to the Company owned and unencumbered shares of the Common Stock of the Company.

12.  ADJUSTMENTS UPON CHANGES IN STOCK.

           (a) If any change is made in the stock subject to the Plan, or subject to any Stock Award, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan pursuant to subsection 4(a) and the maximum number of shares subject to award to any person during any calendar year pursuant to subsection 5(c), and the outstanding Stock Awards will be appropriately adjusted in the class(es) and number of shares and price per share of stock subject to such outstanding Stock Awards. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company".)

           (b) In the event of: (1) a dissolution, liquidation or sale of substantially all of the assets of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation; or (3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's common stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then to the extent permitted by applicable law: (i) any surviving corporation or a parent of such surviving corporation shall assume any Stock Awards outstanding under the Plan or shall substitute similar Stock Awards for those outstanding under the Plan, or (ii) such Stock Awards shall continue in full force and effect. In the event any surviving corporation or its parent refuses to assume or continue such Stock Awards, or to substitute similar Stock Awards for those outstanding under the Plan, then, with respect to Stock Awards held by persons then performing services as Employees, Directors or Consultants, the vesting of such Stock Awards may, if so determined by the Board, be accelerated as provided in the Agreement thereunder. If the Stock Award does not provide for acceleration of vesting in the event of certain corporate events, then the Stock Award shall be terminated if not exercised prior to such event.


13.  AMENDMENT OF THE PLAN AND STOCK AWARDS.

           (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

           (b) The Board may in its sole discretion submit any other amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations thereunder regarding the



                                      13.

exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers.

           (c) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide eligible Employees, Directors or Consultants with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Incentive Stock Options and/or to bring the Plan and/or Incentive Stock Options granted under it into compliance therewith.

           (d) Rights under any Stock Award granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

           (e) The Board at any time, and from time to time, may amend the terms of any one or more Stock Awards; provided, however, that the rights under any Stock Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Stock Award was granted and (ii) such person consents in writing.

14.  TERMINATION OR SUSPENSION OF THE PLAN.

           (a) The Board may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate ten (10) years from the date the Plan is adopted by the Board or approved by the stockholders of the Company, whichever is earlier. No Stock Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

           (b) Rights and obligations under any Stock Award granted while the Plan is in effect shall not be impaired by suspension or termination of the Plan, except with the consent of the person to whom the Stock Award was granted. The terms of the Prior Plan shall remain in effect and apply to grants made pursuant to the terms of the Prior Plan.

15.  EFFECTIVE DATE OF PLAN.

           The Plan became effective on February 1, 1990, the date of adoption by the Board, and was initially approved by the stockholders on August 16, 1990 and, as amended, on October 14, 1993, October 18, 1995 and ____________.



                                      14.

                                 PMR CORPORATION
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 24, 1998


           The undersigned hereby appoints Allen Tepper and Mark P. Clein, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of PMR Corporation which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of PMR Corporation to be held at PMR's offices at 501 Washington Street, 5th Floor, San Diego, California, on Tuesday, November 24, 1998 at 10:00 o'clock a.m., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

           THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED, FOR ALL NOMINEES LISTED IN PROPOSAL 1, AND FOR PROPOSALS 2, 3, AND 4, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

MANAGEMENT RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTOR LISTED BELOW.

PROPOSAL 1: To elect two directors to hold office until the 2001 Annual
            Meeting of Stockholders.

[ ]   FOR all nominees listed below                 [ ]   WITHHOLD AUTHORITY
      (except as marked to the contrary below)            to vote for all
                                                          nominees listed below.

NOMINEES:  Susan D. Erskine, Richard A. Niglio.

TO WITHHOLD AUTHORITY TO VOTE FOR ABOVE-NAMED NOMINEE(S) WRITE NOMINEE(S)' NAME(S) BELOW:

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

MANAGEMENT RECOMMENDS A VOTE FOR PROPOSALS 2, 3, AND 4.

PROPOSAL 2: To approve an amendment to PMR's Restated Certificate of
            Incorporation to change PMR's corporate name to "Bragen Health Solutions, Inc."

     [ ] FOR                        [ ] AGAINST                  [ ] ABSTAIN


PROPOSAL 3: To approve an amendment to PMR's 1997 Equity Incentive Plan to increase the number of shares authorized and reserved for issuance under the 1997 Equity Incentive Plan from 2,000,000 shares to 3,000,000 shares and to extend the termination date of the plan to October 6, 2008.

     [ ] FOR                        [ ] AGAINST                  [ ] ABSTAIN

                            (Continued on other side)



                                       1.

PROPOSAL 4: To ratify selection of Ernst & Young LLP as independent auditors of PMR for its fiscal year ending April 30, 1999.

     [ ] FOR                        [ ] AGAINST                  [ ] ABSTAIN





DATED _________________                     ____________________________________

                                            ____________________________________
                                                      SIGNATURE(S)


                                            Please sign exactly as your name
                                            appears hereon. If the stock is
                                            registered in the names of two or
                                            more persons, each should sign.
                                            Executors, administrators, trustees,
                                            guardians and attorneys-in-fact
                                            should add their titles. If signer
                                            is a corporation, please give full
                                            corporate name and have a duly
                                            authorized officer sign, stating
                                            title. If signer is a partnership,
                                            please sign in partnership name by
                                            authorized person.



PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.



                                       2.